Exhibit 16.3

PricewaterhouseCoopers LLP

October 5, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by the Sensytech, Inc. 401(k) Profit-Sharing Plan (“the Registrant”) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Registrant’s Form 8-K/A report dated September 30, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP